EXHIBIT 23(a)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-41278 on Form S-3 of our report dated January 22, 2001 appearing in this Annual Report on Form 10-K of Golden West Financial Corporation for the year ended December 31, 2000.


/s/ Deloitte & Touche LLP
Oakland, CA
March 29, 2001